Exhibit 99.1

Mirum Pharmaceuticals Announces Preliminary Unaudited 2023 Net Revenue and Provides Corporate Updates

-	$186-188 million in total revenue and $178-180 million net product sales expected for 2023, preliminary and unaudited

-	LIVMARLI net products sales of $141-143 million expected for 2023, representing approximately 89% year-over-year growth, preliminary and unaudited

FOSTER CITY, Calif. – January 8, 2023 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today provided its preliminary and unaudited estimates for full-year 2023 revenue and net product sales, corporate updates, and full-year 2024 outlook.

“2023 was a transformative year for Mirum as we cemented our position as a leader in rare disease and dramatically advanced our operating and financial scale. We expanded our reach and impact through strong global adoption of LIVMARLI and the addition of CHOLBAM and CHENODAL,” said Chris Peetz, president and chief executive officer. “In the year ahead, we are excited about the growth prospects of all three commercial medicines, the potential label expansion opportunities for LIVMARLI and CHENODAL and key volixibat analyses in primary sclerosing cholangitis and primary biliary cholangitis.”

2023 Highlights

•	Established a leading pediatric hepatology franchise with three commercial medicines.

•	2023 estimated LIVMARLI net product sales of $141-143 million representing approximately 89% growth over 2022 LIVMARLI net product sales .

•	Total expected net product sales of $69-71 million in Q4 2023 including $41-43 million in LIVMARLI net sales and approximately $28 million in net sales from CHOLBAM and CHENODAL.

•	Acquired two therapies commercially available in the U.S.: CHOLBAM and CHENODAL

•	Announced positive Phase 3 data from the RESTORE study evaluating CHENODAL in cerebrotendinous xanthomatosis (CTX) patients

•	Expanded LIVMARLI’s US label in Alagille syndrome (ALGS) to include infants 3 months of age and older.

•	Grew international business to 18 countries with reimbursed access

•	Company fully financed with strong balance sheet and financial performance

•	Announced the appointment of Eric Bjerkholt as Chief Financial Officer

The foregoing amounts relating to 2023 financial data are unaudited and preliminary and are subject to completion of financial closing procedures. Additional information and disclosure would be required for a more complete understanding of the company’s financial position and results of operations as of December 31, 2023.

2024 Expectations and Milestones

•	Expect continued revenue growth across all three commercial medicines

•	U.S. Food and Drug Administration (FDA) Prescription Drug User Free Act (PDUFA) date for LIVMARLI in progressive familial intrahepatic cholestasis (PFIC) is March 13, 2024.

•	New Drug Application (NDA) submission for CHENODAL in CTX planned in first half 2024

•	Volixibat VISTAS study in primary sclerosing cholangitis blinded interim analysis expected first half 2024

•	Volixibat VANTAGE study for primary biliary cholangitis interim analysis expected in first half 2024

Mirum will present at the 42nd annual J.P. Morgan Healthcare Conference in San Francisco on Wednesday, January 10, 2024 at 10:30 a.m. PT. The presentation and question and answer session will be webcast live and can be accessed by visiting the Investors and Media section of Mirum’s corporate website. The replay of the webcast will be available for 30 days.

About LIVMARLI® (maralixibat) oral solution

LIVMARLI® (maralixibat) oral solution is an orally administered, once-daily, ileal bile acid transporter (IBAT) inhibitor and the only approved medication by the U.S. Food and Drug Administration for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) three months of age and older. LIVMARLI is also approved by the European Commission for the treatment of cholestatic pruritus in patients with ALGS two months and older. For more information for U.S. residents, please visit LIVMARLI.com.

Mirum has also submitted LIVMARLI for approval in the U.S. in cholestatic pruritus in PFIC patients three months of age and older, and in Europe, in PFIC for patients two months of age and older.

LIVMARLI is currently being evaluated in late-stage clinical studies in other rare cholestatic liver diseases. LIVMARLI has received Breakthrough Therapy designation for ALGS and PFIC type 2 and orphan designation for ALGS and PFIC. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.

IMPORTANT SAFETY INFORMATION

LIVMARLI can cause side effects, including:

Changes in liver tests. Changes in certain liver tests are common in patients with Alagille syndrome and can worsen during treatment with LIVMARLI. These changes may be a sign of liver injury and can be serious. Your healthcare provider should do blood tests before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen) or loss of appetite.

Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea, stomach pain, and vomiting during treatment. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.

A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat. FSV deficiency is common in patients with Alagille syndrome but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment.

Other common side effects reported during treatment were bone fractures and gastrointestinal bleeding.

US Prescribing Information

EU SmPC

About Volixibat

Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the apical sodium dependent bile acid transporter (ASBT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of ASBT, thereby reducing bile acids systemically and in the liver. Phase 1 and Phase 2 studies of volixibat demonstrated on-target fecal bile acid excretion, a pharmacodynamic marker of ASBT inhibition, in addition to decreases in LDL cholesterol and increases in 7αC4 which are markers of bile acid synthesis. Volixibat has been evaluated in more than 400 individuals across multiple clinical trials. The most common adverse events reported were mild to moderate gastrointestinal events observed in the volixibat groups.

Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (VISTAS study), and primary biliary cholangitis (VANTAGE study).

About CHOLBAM® (cholic acid) capsules

The FDA approved CHOLBAM® (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM® has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders.

CHOLBAM® (cholic acid) Indication

CHOLBAM is a bile acid indicated for

•	Treatment of bile acid synthesis disorders due to single enzyme defects.

•

Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.

LIMITATIONS OF USE

The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.

IMPORTANT SAFETY INFORMATION

WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment

•	Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.

•	Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.

•	Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.

ADVERSE REACTIONS

•	The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.

Please see full Prescribing Information for additional Important Safety Information.

About CHENODAL® (chenodiol) tablets

CHENODAL® is a synthetic oral form of chenodeoxycholic acid (CDCA), a naturally occurring primary bile acid synthesized from cholesterol in the liver. The FDA approved CHENODAL for the treatment of people with radiolucent stones in the gallbladder. In 2010, CHENODAL was granted orphan drug designation for the treatment of cerebrotendinous xanthomatosis (CTX), a rare autosomal recessive lipid storage disease.

While CHENODAL® is not currently approved for CTX, it received a medical necessity determination in the U.S. by the FDA and has been used as the standard of care for more than three decades. Efforts are being made to obtain FDA approval of CHENODAL for the treatment of CTX and a Phase 3 clinical trial for this indication was initiated in January 2020.

About Mirum Pharmaceuticals, Inc.

Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare diseases affecting children and adults. Mirum has three approved medications: LIVMARLI® (maralixibat) oral solution, CHOLBAM® (cholic acid) capsules, and CHENODAL® (chenodiol) tablets.

LIVMARLI, an IBAT inhibitor, is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome in the U.S. (three months and older), in Europe (two months and older), and in Canada. Mirum has also submitted LIVMARLI for approval in the U.S. in cholestatic pruritus in PFIC patients three months of age and older and in Europe in PFIC for patients two months of age and older. CHOLBAM is FDA-approved for the treatment of bile acid synthesis disorders due to single enzyme defects and adjunctive treatment of peroxisomal disorders in patients who show signs or symptoms or liver disease. CHENODAL has received medical necessity recognition by the FDA to treat patients with cerebrotendinous xanthomatosis (CTX).

Mirum’s late-stage pipeline includes two investigational treatments for high-need rare diseases. Volixibat, also an IBAT inhibitor, is being evaluated in two potentially registrational studies including the Phase 2b VISTAS study for primary sclerosing cholangitis and Phase 2b VANTAGE study for primary biliary cholangitis. CHENODAL, has been evaluated in a Phase 3 clinical study, RESTORE, to treat patients with CTX.

To learn more about Mirum, visit mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and Twitter.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things: continued commercial success and growth prospects for LIVMARLI, CHENODAL and CHOLBAM, including growth in LIVMARLI year-over-year net product sales, planned LIVMARLI launches in additional international markets and label expansion into PFIC, the timing and results of LIVMARLI’s PDUFA date, CHENODAL’s potential full indication in CTX, becoming a global leader in rare disease, the results, conduct and progress of Mirum’s ongoing and planned studies for its product candidates and the regulatory approval path for its product candidates globally. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “forward,” “planned,” “poised,” “positioned,” “potential”, “will,” “prospects,” “opportunities” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Mirum’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investor Contacts:

Andrew McKibben

ir@mirumpharma.com

Sam Martin

Argot Partners

ir@mirumpharma.com

Media Contact:

Erin Murphy

media@mirumpharma.com